                                  SCHEDULE 1

         The Reporting Persons have engaged in the following transactions in Shares since November 13, 2000, the last day on which a transaction in the Shares by the Reporting Persons was reported on the Schedule 13D.


Transaction             Number of           Price
   Date                  Shares           Per Share*      Purchaser
-----------             ---------         ----------      ---------
11-21-00                  5,300             1.0000         Bisco
11-22-00                    600             1.0000         Bisco
 12-4-00                  1,947              .9375         Bisco
 12-5-00                    140              .9375         Bisco
 12-8-00                    300              .8750         Bisco
12-13-00                    200              .8750         Bisco
12-18-00                    861              .8125         Bisco
12-19-00                    300              .8125         Bisco
12-21-00                  2,050              .7500         Bisco
  3-9-01                  1,000             1.0625         Plan
 3-12-01                    100             1.0625         Plan
 3-14-01                  4,600             1.0611         Plan
 3-16-01                  2,300             1.1250         Plan
  3-1-01                  1,800              .0100         Glen Ceiley
 5-10-01                  2,600             1.0577         Bisco
 5-14-01                  2,000             1.0600         Bisco
 5-25-01                    500             1.1219         Bisco
 9-10-01                  2,000              .9700         Plan
 9-18-01                  1,500              .9500         Plan
 9-18-01                  1,000              .9600         Bisco
 9-21-01                  4,000              .8800         Bisco
 9-21-01                203,296        (A)  1.1000         Bisco
 9-21-01                 78,999        (A)  1.1000         Plan
10-16-01                250,000        (A)  1.1000         Bisco
10-16-01                 66,000        (A)  1.1000         Plan
10-25-01                119,575        (A)  1.1000         Bisco

* Excluding commissions

(A) Shares were purchased directly from the Issuer pursuant to an offering of common stock to all of the Issuer's Shareholders who owned shares on August 10, 2001. Such offering of shares was made pursuant to the Issuer's prospectus dated August 17, 2001.


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